Exhibit 32.2

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Vitaxel Group Limited (the “Company”) for the quarter ended March 31, 2019 (the “Report”), I, Lim Wee Kiat, Chief Financial Officer, certify as follows:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)), and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 14, 2019	By:	/s/ Lim Wee Kiat
	Name:	Lim Wee Kiat
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)